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                                                                     EXHIBIT 5.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use in Amendment No. 1 to Registration Statement No. 333-46184 on Form S-6 of our report dated December 1, 2000, relating to the statement of condition of Equity Investor Fund, Select Ten Portfolio 2000 International Series 5, United Kingdom Portfolio, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
December 1, 2000